EX-99.CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-253996) of Western Asset Mortgage Opportunity Fund Inc. of our report dated February 21, 2025 relating to the financial statements and financial highlights which appears in this form N-CSR.

Baltimore, Maryland

February 21, 2025